                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

Registrant has no parent; see proxy statement for Registrant's principal shareholders. The following are Registrant's subsidiaries which are included in the consolidated financial statements:


               Name of Subsidiary                           State or Other
         (Each Owned 100% by Registrant                      Jurisdiction
          Except as Otherwise Stated)                      of Incorporation
     ---------------------------------------              -------------------


     Castle Concrete Company                                 Colorado
     Continental Catalina, Inc.*                             Arizona
     Continental Copper, Inc.                                Arizona
     Continental Quicksilver, Inc.                           Idaho
     Continental Uranium, Inc.                               Colorado
     Edens Industrial Park, Inc.                             Illinois
     Phoenix Manufacturing, Inc.                             Arizona
     ProSoft International, Inc.**                           Colorado
     Rocky  Mountain  Ready  Mix  Concrete, Inc.***          Colorado
     Transit Mix Concrete Co.                                Colorado
     Transit Mix of Pueblo, Inc.                             Colorado
     Williams Furnace Co.                                    Delaware



  * owned by Continental Copper, Inc.

  **owned by Transit Mix Concrete Co.

  ***acquired December 31 2000